Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Penn Virginia Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-59647, 333-96463, 333-82274, 333-96465, 333-103455 and 333-143514) and Form S-3 (File No. 333-143852) of Penn Virginia Corporation (the “Company”) of our reports dated February 27, 2009 with respect to the consolidated balance sheets of the Company as of December 31, 2008 and 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 Annual Report on Form 10-K of the Company. Our report with respect to the consolidated financial statements refers to a change in the method of accounting for income tax uncertainties.

/s/ KPMG LLP

Houston, Texas

February 27, 2009